EXHIBIT 23(a)
                                                                  -------------



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Movado Group Inc., which appears in Movado Group Inc.'s Annual Report on Form 10 K for the year ended January 31, 2006.


                                         /s/ PricewaterhouseCoopers LLP
                                         -----------------------------------
                                         Florham Park, New Jersey
                                         September 25, 2006